HILB, ROGAL, AND HAMILTON COMPANY
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN













                      Amended and Restated
                    Effective January 1, 1998



                HILB, ROGAL, AND HAMILTON COMPANY
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                        Table of Contents
                                                             Page
                           ARTICLE I
                            GENERAL

Section 1.1    Effective Date                                   1
Section 1.2    Purpose                                          1

                           ARTICLE II
                     DEFINITIONS AND USAGE

Section 2.1    Definitions                                      2
Section 2.2    Usage                                            6

                          ARTICLE III
                 ELIGIBILITY AND PARTICIPATION

Section 3.1    Eligibility and Participation                    6

                           ARTICLE IV
                      SUPPLEMENTAL BENEFIT

Section 4.1    Entitlement to Benefits                          7
Section 4.2    Supplemental Benefit                             7
Section 4.3    Normal Form of Payment                           8
Section 4.4    Time of Payment                                  9
Section 4.5    Segregation of Assets                            9
Section 4.6    Forfeiture of Supplemental Benefit               9

                           ARTICLE V
                 DEATH AND DISABILITY BENEFITS

Section 5.1    Death Benefit                                    9
Section 5.2    Disability Benefit                              10

                           ARTICLE VI
                         ADMINISTRATION

Section 6.1    General                                         10
Section 6.2    Administrative Rules                            11
Section 6.3    Duties                                          11
Section 6.4    Fees                                            12

                          ARTICLE VII
                        CLAIMS PROCEDURE

Section 7.1    General                                         12
Section 7.2    Denials                                         12
Section 7.3    Notice                                          12
Section 7.4    Appeals Procedure                               13
Section 7.5    Review                                          13

                          ARTICLE VIII
                    MISCELLANEOUS PROVISIONS

Section 8.1    Amendment                                       13
Section 8.2    Termination                                     14
Section 8.3    No Assignment                                   14
Section 8.4    Incapacity                                      15
Section 8.5    Successors and Assigns                          15
Section 8.6    Governing Law                                   15
Section 8.7    No Guarantee of Employment                      15
Section 8.8    Unfunded Plan                                   15
Section 8.9    Severability                                    16
Section 8.10   Notification of Addresses                       16
Section 8.11   Bonding                                         16
               HILB, ROGAL, AND HAMILTON COMPANY
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                           ARTICLE I

                            GENERAL

     1.1  Effective Date.  The provisions of the Plan shall be

effective as of December 16, 1994, and, as amended and restated,

effective January 1, 1998.  The rights, if any, of any person whose status as an employee of the Company and its subsidiaries and affiliates, if any, has terminated shall be determined

pursuant to the Plan as in effect on the date such employee

terminated, unless subsequently adopted provisions of the Plan are made specifically applicable to such person.

     1.2  Purpose.  The purpose of the Plan is to provide

supplemental retirement income to a Participant.  The Plan is intended to be (and shall be construed and administered as) an

"employee pension benefit plan" under the provisions of the

Employee Retirement Income Security Act of 1974 ("ERISA") which is unfunded and maintained by the Company solely to provide

retirement income to a select group of management or highly

compensated employees as such group is described under sections

201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the

U.S. Department of Labor.  The Plan is not intended to be a plan described in section 401(a) of the Code or section 3(2)(A) of

ERISA.



                           ARTICLE II

                      DEFINITIONS AND USAGE

     2.1  Definitions.  Wherever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning:

              "Benefit Commencement Date" means the January 1

          following a Participant's termination of employment

          with the Company, or such earlier date in the absolute

          discretion of the Committee.

              "Board" means the Board of Directors of the

          Company.

              "Change of Control" means and shall be deemed to

          have taken place if: (i) any individual, entity or

          "group" (within the meaning of Sections 13(d)(3) or

          14(d)(2) of the Exchange Act) becomes the beneficial

          owner of shares of the Company having 25 percent or

          more of the total number of votes that may be cast for

          the election of directors of the Company, other than

          (a) as a result of any acquisition directly from the

          Company, or (b) as a result of any acquisition by any

          employee benefit plans (or related trusts) sponsored or

          maintained by the Company or its Subsidiaries; or (ii)

          there is a change in the composition of the Board such

          that the individuals who, as of January 1, 1998,

          constitute the Board (the Board as of January 1, 1998

          shall be hereinafter referred to as the "Incumbent

          Board") cease for any reason to constitute at least a

          majority of the Board; provided, however, for purposes

          of this definition, that any individual who becomes a

          member of the Board subsequent to January 1, 1998 whose

          election, or nomination for election by the Company's

          shareholders, was approved by a vote of at least a

          majority of those individuals who are members of the

          Board and who were also members of the Incumbent Board

          (or deemed to be such pursuant to this proviso) shall

          be considered as though such individual were a member

          of the Incumbent Board; but, provided further, that any

          such individual whose initial assumption of office

          occurs as a result of either an actual or threatened

          election contest (as such terms are used in Rule 14a-11

          of Regulation 14A promulgated under the Exchange Act)

          or other actual or threatened solicitation of proxies

          or consents by or on behalf of a Person other than the

          Board shall not be so considered as a member of the

          Incumbent Board; or (iii) if at any time, (a) the

          Company shall consolidate with, or merge with, any

          other Person and the Company shall not be the

          continuing or surviving corporation, (b) any Person

          shall consolidate with, or merge with, the Company, and

          the Company shall be the continuing or surviving

          corporation and in connection therewith, all or part of

          the outstanding Common Stock shall be changed into or

          exchanged for stock or other securities of any other

          Person or cash or any other property, (c) the Company

          shall be a party to a statutory share exchange with any

          other Person after which the Company is a Subsidiary of

          any other Person, or (d) the Company shall sell or

          otherwise transfer 50% or more of the assets or earning

          power of the Company and its Subsidiaries (taken as a

          whole) to any Person or Persons.

              "Code" means the Internal Revenue Code of 1986, as

          amended from time to time.

              "Committee" means the Compensation Committee of

          the Board, if any, and otherwise, the Board.

              "Company" means Hilb, Rogal, and Hamilton Company

          and any successor thereto.

              "Compensation" means total base compensation,

          excluding bonuses and other forms of compensation, paid

          to a Participant for personal services rendered to the

          Company without regard to any Compensation Limitation.

              "Compensation Limitation" means $150,000 as

          adjusted to reflect cost-of-living increases by the

          Secretary of the Treasury or his delegate from time to

          time under section 401(a)(17) of the Code.

              "Eligible Employee" means an employee of the

          Company whose Compensation exceeds $150,000 as adjusted

          from time to time under section 401(a)(17) of the Code.

              "ERISA" means the Employee Retirement Income

          Security Act of 1974, as amended from time to time.

              "Grandfathered Participant" means a Participant

          who is designated by the Committee as a "grandfathered

          participant."

              "Participant" means an Eligible Employee who is

          participating in the Plan in accordance with Section

          3.1 hereof and shall include a Grandfathered

          Participant, unless otherwise specified.

              "Plan" means the Hilb, Rogal, and Hamilton Company

          Supplemental Executive Retirement Plan.

              "Plan Year" means the calendar year.

              "Pre-1998 Accrued Benefit" means the value of the

          benefit for each Participant in the Plan who was not in

          pay status (receiving benefits) as of December 31, 1997

          determined in accordance with the terms of the Plan

          then in effect as though the Participant had terminated

          employment as of that date.

              "Retirement Plan" means the Hilb, Rogal and

          Hamilton Company Profit Sharing Savings Plan.

              "Separation from Service" means a Participant's

          termination from employment as described in the

          Retirement Plan.



              "Supplemental Benefit" means the benefit provided

          in accordance with Section 4.2 of the Plan.

              "Years of Service", for purposes of benefit

          accrual and vesting, means a Participant's full years

          of employment with the Company.  Years of employment

          with Insurance Management Corporation shall be credited

          as Years of Service for purposes of vesting and benefit

          accrual.

     2.2  Usage.  Except where otherwise indicated by the

context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term

herein in the singular shall also include the plural and vice versa.



                          ARTICLE III

                 ELIGIBILITY AND PARTICIPATION

     3.1  Eligibility and Participation.  The Committee shall

designate from time to time Eligible Employees of the Company who shall participate in the Plan; provided, however, that such

Eligible Employees shall be members of a select group of

management or highly compensated employees as such group is

described under sections 201(2), 301(a)(3), and 401(a)(1) of

ERISA.  The Eligible Employees of the Company so designated by the Committee shall become Participants in the Plan.



                           ARTICLE IV

                      SUPPLEMENTAL BENEFIT

     4.1  Entitlement to Benefits.  Each Participant shall be

entitled to the vested portion of his Supplemental Benefit

provided in Section 4.2 of the Plan upon reaching his Benefit

Commencement Date.  A Participant who terminates employment (for any reason other than disability or death) shall have a vested interest in his Supplemental Benefit, based upon the following vesting schedule:


     Years of Service              Vesting Percentage

          0-4                                0%
            5                            33.33%
         6-15                             6.66% per year

     Notwithstanding the foregoing, a Participant shall be fully vested upon a Change of Control.

     4.2  Supplemental Benefit.  A Participant's Supplemental

Benefit shall be equal to his account balance under the Plan.

          (a)  Deemed Contributions to Account.  Annually the

account of a Participant shall be credited (deemed to have been contributed) with an amount that is calculated by determining the total employer match and profit sharing contribution (as a

percentage of compensation) that the Participant would have

received under the Retirement Plan but without the Compensation

Limitation that applies to such Retirement Plan, reduced by the amount of employer match and profit sharing contribution actually contributed to the Retirement Plan by the Company.

          (b)  Account Adjustments.  A deemed contribution to the

Participant's account shall be treated as having been invested in one or more deemed investments designated by the Committee from time to time.  The value of a Participant's account shall be adjusted at least annually to reflect increase or decrease in the value of such deemed investments.  In the absence of any

designation of one or more deemed investments, the Participant's account shall be credited with interest at an annual rate

specified from time to time by the Committee.

          (c)  Exception for Grandfathered Participants.

Participants in the Plan as of December 31, 1997 shall be

regarded as Grandfathered Participants.  Effective January 1,

1998, their accounts shall be administered as set forth above except as follows:

                              (1)  A Grandfathered Participant's

                    Pre-1998 Accrued Benefit shall be determined

                    and shall be the beginning amount in the

                    Participant's account as of January 1, 1998.

                              (2)  Annually, the account of a

                    Grandfathered Participant shall be credited

                    with the greater of 2% of Compensation or the

                    amount determined in Paragraph (a) above.

     4.3  Normal Form of Payment.  The normal form of payment of the Participant's Supplemental Benefit shall be five annual

installments with interest as determined by the Committee from time to time.

     4.4  Time of Payment.

          (a)  General Time of Payment.  The actual payment of

the Supplemental Benefit shall commence on the Participant's

Benefit Commencement Date.

          (b)  Accelerated Payment of Benefits:  Notwithstanding

anything herein to the contrary, in the sole discretion of the

Committee, payment of benefits under Article IV or V of the Plan may be accelerated.

     4.5  Segregation of Assets.  The Company may, but shall not be obligated, to segregate assets in trust or otherwise for the purpose of paying obligations under this plan.  Further, the

Company has no obligation to match with actual investment any deemed contribution or deemed investment.

     4.6  Forfeiture of Supplemental Benefit.  Notwithstanding

anything in Article IV to the contrary, a Participant shall

forfeit the right to or interest in his Supplemental Benefit as follows:

     After a Participant has begun receiving payment of his

Supplemental Benefit, he shall forfeit all right to or interest in any future payments if he enters into employment with a

competitor of the Company without the consent of the Company.


                            ARTICLE V

                  DEATH AND DISABILITY BENEFITS

     5.1  Death Benefit.  If a Participant dies while employed by the Company before his Benefit Commencement Date, the surviving spouse of the Participant shall be entitled to a death benefit equal to the Participant's Supplemental Benefit determined as of the Participant's date of death.  A deceased Participant shall be fully vested in his Supplemental Benefit as of his date of death.

If a Participant dies after retirement and after he has begun to receive his benefits under the Plan, the death benefit shall be equal to the principal of any of the Participant's remaining payments.

         The death benefit shall be paid to his designated

beneficiary, if any, in a lump sum within sixty (60) days of the

Participant's date of death or as soon thereafter as is

practicable.  If no beneficiary is designated, the death benefit shall be paid to his estate.

     5.2  Disability Benefit.  If a Participant becomes disabled,

as defined in the Retirement Plan, he shall become fully vested in his Supplemental Benefit determined as of the date of his

separation from service as a result of disability.



                           ARTICLE VI

                         ADMINISTRATION

     6.1  General.  The Administrator shall be the Committee, or such other person or persons as designated by the Committee.

Except as otherwise specifically provided in the Plan, the

Administrator shall be responsible for administration of the

Plan.  The Administrator shall be the "named fiduciary" within the meaning of Section 402(c)(2) of ERISA.

     6.2  Administrative Rules.  The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

     6.3  Duties.  The Administrator shall have the following

rights, powers and duties:

          (a)  The decision of the Administrator in matters

within its jurisdiction shall be final, binding and conclusive upon the Company and upon any other person affected by such

decision, subject to the claims procedure hereinafter set forth.

          (b)  The Administrator shall have the duty and

authority to interpret and construe the provisions of the Plan,

to decide any question that may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the

administration of the Plan, and to exercise any other rights,

powers or privileges granted to the Administrator by the terms of the Plan.

          (c)  The Administrator shall maintain full and complete

records of its decisions.  Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan.  The Administrator shall have the duty to

maintain account records of all Participants.

          (d)  The Administrator shall cause the principal

provisions of the Plan to be communicated to the Participants,

and a copy of the Plan and other documents to be available at the principal office of the Company for inspection by the

Participants at reasonable times determined by the Administrator.

          (e)  The Administrator shall periodically report to the

Committee with respect to the status of the Plan.

     6.4  Fees.  No fee or compensation shall be paid to any

person for services as the Administrator.



                           ARTICLE VII

                        CLAIMS PROCEDURE

     7.1  General.  Any claim for benefits under the Plan shall be filed by the Participant or surviving spouse ("claimant") on the form prescribed for such purpose with the Administrator.

     7.2  Denials.  If a claim for benefits under the Plan is

wholly or partially denied, notice of the decision shall be

furnished to the claimant by the Administrator within a

reasonable period of time after receipt of the claim by the

Administrator.

     7.3  Notice.  Any claimant who is denied a claim for

benefits shall be furnished written notice setting forth:

          (a)  the specific reason or reasons for the denial;

          (b)  specific reference to the pertinent provision of

the Plan upon which the denial is based;

          (c)  a description of any additional material or

information necessary for the claimant to perfect the claim; and

          (d)  an explanation of the claim review procedure under

the Plan.

     7.4  Appeals Procedure.  In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly

authorized representative may:

          (a)  request a review by written application to the

Administrator, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

          (b)  review pertinent documents; and

          (c)  submit issues and comments in writing.

     7.5  Review.  A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one

hundred and twenty (120) days after receipt of a request for review.  The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.



                          ARTICLE VIII

                    MISCELLANEOUS PROVISIONS

     8.1  Amendment.  The Company reserves the right to amend the

Plan in any manner that it deems advisable by a resolution of the

Board, which shall be communicated to Participants not later than sixty (60) days following the effective date of such amendment.

No amendment shall, without the Participant's consent, affect the amount of the Participant's Supplemental Benefit at the time the amendment becomes effective or the right of the Participant to receive a Retirement Benefit after the Participant has met the entitlement requirements provided in Section 4.1 of the Plan.

     8.2  Termination.  The Company reserves the right to

terminate the Plan at any time by resolution of the Board, which shall be communicated to Participant not later than sixty (60)

days following the effective date of such amendment.  No

termination shall, without the consent of the Participant, affect the amount of the Participant's Supplemental Benefit prior to the termination of the right of the Participant to receive a

Supplemental Benefit after the Participant has met the

entitlement requirements provided in Section 4.1 of the Plan.

     8.3  No Assignment.  The Participant shall not have the

power to pledge, transfer, assign, anticipate, mortgage or

otherwise encumber or dispose of in advance any interest in

amounts payable hereunder or any of the payments provided for herein, no shall any interest in amounts payable hereunder or in any payments be subject to seizure for payment of any debts,

judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy,

insolvency or otherwise.

     8.4  Incapacity.  If the Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit.  Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, each

Company, the Committee and the Administrator.

     8.5  Successors and Assigns.  The provisions of the Plan are binding upon and inure to the benefit of each Company, its

respective successors and assigns, and the Participant and his beneficiaries, heirs, legal representatives, and assigns.

     8.6  Governing Law.  The Plan shall be subject to and

construed in accordance with the laws of the Commonwealth of

Virginia to the extent not preempted by the provisions of ERISA.

     8.7  No Guarantee of Employment.  Nothing contained in the

Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or to give any Participant any equity or other

interest in the assets, business, or affairs of the Company.  No

Participant hereunder shall have a security interest in assets of any Company used to make contributions or pay benefits.

     8.8  Unfunded Plan.  The obligation of the Company to make payments under this Plan constitutes nothing more than an

unsecured promise of the Company to make such payments, and any property of the Company that may be set aside in a trust or

otherwise for the payment of benefits under this Plan shall, in the event of the Company's bankruptcy or insolvency, remain

subject to the claims of the Company's general creditors until such benefits are distributed in accordance with Article IV

hereof.

     8.9  Severability.  If any provision of the Plan shall be

held illegal or invalid for any reason, such illegality or

invalidity shall not affect the remaining provisions of the Plan,

but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

     8.10 Notification of Addresses.  Each Participant shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address.  Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such

address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on the

Company's records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the

Administrator nor any Company shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

     8.11 Bonding.  The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.



                                   HILB, ROGAL & HAMILTON COMPANY



                                   By_/s/Andrew L. Rogal

0401639.02